SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               December 1, 2003
                               ----------------
                                Date of Report
                      (Date of Earliest Event Reported)

                           OMNI MEDICAL HOLDINGS, INC.
                           ---------------------------
            (Exact Name of Registrant as Specified in its Charter)

          Utah                  0-26177                 87-0425275
          ----                  -------                 ----------
     (State or other       (Commission File No.)     (IRS Employer I.D. No.)
      Jurisdiction)

                        1107 Mt. Rushmore Road, Suite 2
                        Rapid City, South Dakota 57701
                        -------------------------------
                   (Address of Principal Executive Offices)

                                (605) 718-0380
                                --------------
                         Registrant's Telephone Number

                                Not Applicable
                                --------------
         (Former Name or Former Address if changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets.

          On November 23, 2003, Omni Medical Holdings, Inc. (the "Company") signed an Asset Purchase Agreement, which was deemed to have been completed as of December 1, 2003, by and between McCoy Business Services, Inc., a Kentucky corporation ("McCoy"), and the Company, and whereby the Company purchased all of McCoy's tangible assets related to medical transcription services provided by McCoy and assumed McCoy's lease for its principal office space. The consideration for this transaction was $360,000,with $120,000 having been paid at closing and $240,000 to be paid in eight quarterly payments of $30,000 each, with an earnout provision, which is described fully in the Asset Purchase Agreement.

          The purchase price was allocated $60,000 for equipment, furniture and other depreciable assets; $240,000 for a related Covenant Not to Compete of Marlene McCoy, McCoy's principal stockholder and director and executive officer, who was also given a two year Employment Agreement; and $60,000 as goodwill. A complete list of the equipment acquired and the Employment Agreement are respectively Exhibits A and C to the Asset Purchase Agreement.

          The consideration paid was negotiated "arms length," and the directors of the Company determined that the consideration for the purchase was reasonable, under these circumstances.

          No director, executive officer or five percent or more stockholder of the Company had any direct or indirect interest in McCoy prior to the completion of the Asset Purchase Agreement.

          For more information regarding this transaction, see the Asset Purchase Agreement and related Exhibits attached hereto and incorporated herein by reference. See Item 7 of this Current Report.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.
          ---------

          (a)  Financial Statements of Businesses Acquired.

               McCoy Business Services for the years ended December 31, 2002 and 2001, and the period ended September 30, 2003

                      Financial Statements

                    MCCOY BUSINESS SERVICES

             Years ended December 31, 2002 and 2001
        and period ended September 30, 2003 (Unaudited)

MCCOY BUSINESS SERVICES

Table of Contents



Independent Auditor's Report                                                1

Financial Statements

     Balance Sheets
         as of December 31, 2002 and 2001                                   2

     Statements of Operations
         for the years ended December 31, 2002 and 2001                     3

     Statements of Changes in Stockholder's Equity
         for the years ended December 31, 2002 and 2001                     4

     Statements of Cash Flows
         for the years ended December 31, 2002 and 2001                     5

     Notes to Financial Statements                                          6

Interim Financial Statements (Unaudited)

     Independent Auditor's Report on Supplementary Information             10

     Balance Sheets
         as of September 30, 2003 (Unaudited) and December 31, 2002        11

      Statements of Operations
         for the nine months ended September 30, 2003 and 2002
         (Unaudited)                                                       12

      Statements of Cash Flows
         for the nine months ended September 30, 2003 and 2002
         (Unaudited)                                                       13

      Notes to Interim Financial Statements (Unaudited)                    14

Carpenter, Mountjoy & Bressler [letterhead]


INDEPENDENT AUDITOR'S REPORT



To the Stockholder of
McCoy Business Services
Louisville, Kentucky

We have audited the accompanying balance sheets of McCoy Business Services, a division of McCoy's Business Services, Inc., (see Note A) as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of McCoy Business Services' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McCoy Business Services as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/S/Carpenter, Mountjoy & Bressler

Louisville, Kentucky
January 15, 2003

MCCOY BUSINESS SERVICES

BALANCE SHEETS


                                                      December 31
                                                    2002             2001
ASSETS

Current Assets
 Cash and equivalents                                $  81,819    $ 125,167
 Accounts receivable                                    88,982       63,154
                                                     ---------    ---------
   Total current assets                                170,801      188,321

Property, Plant & Equipment
 Office furniture and fixtures                          11,268       11,268
 Medical equipment                                      60,100       44,677
                                                     ---------    ---------
                                                        71,368       55,945

 Less accumulated depreciation                          17,002        7,775
                                                     ---------    ---------
                                                        54,366       48,170
                                                     ---------    ---------
                                                     $ 225,167    $ 236,491
                                                     =========    =========


LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities
 Accounts payable                                    $  19,775    $  14,222
 Deferred income taxes                                  25,020       18,921
 Accrued expenses                                       24,645       12,966
 Due to related party                                    5,888       48,359
                                                     ---------    ---------
   Total current liabilities                            75,328       94,468
                                                     ---------    ---------
Deferred Income Taxes                                    8,233        4,971

Stockholder's Equity
 Common stock, no par value, 2,000 shares
  authorized, 100 shares issued and outstanding            100          100
 Retained earnings                                     141,506      136,952
                                                     ---------    ---------
                                                       141,606      137,052
                                                     ---------    ---------
                                                     $ 225,167    $ 236,491
                                                     =========    =========

See accompanying independent auditor's report and notes to financial statements

MCCOY BUSINESS SERVICES

STATEMENTS OF OPERATIONS


                                                  Year ended December 31
                                                    2002             2001
Revenue                                              $ 675,194    $ 551,237

Expenses
 Contract transcription                                345,399      284,948
 Salaries and wages                                    147,193      128,726
 Employee benefits                                      25,090       21,838
 Auto reimbursement and courier                         21,835       10,903
 Taxes                                                  13,214       14,486
 Bad debt expense                                       -            58,691
 Other general and administrative                      110,952       52,572
                                                     ---------    ---------
   Total expenses                                      663,683      572,164
                                                     ---------    ---------
   Income (loss) from operations                        11,511      (20,927)

   Other income (expense)                                  308      (11,594)
                                                     ---------    ---------
   Income (loss) before income taxes                    11,819      (32,521)

   Income tax expense (benefit)                          7,265       (4,209)
                                                     ---------    ---------
     Net Income (Loss)                               $   4,554    $ (28,312)
                                                     =========    =========

See accompanying independent auditor's report and notes to financial statements

MCCOY BUSINESS SERVICES

STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

Years ended December 31, 2002 and 2001


                             Common        Retained
                              Stock        Earnings      Total
Balance, January 1, 2001      $ 100        $ 165,264     $ 165,364

 Net loss                         -          (28,312)      (28,312)
                              -----        ---------     ---------
Balance, December 31, 2001      100          136,952       137,052

 Net income                       -            4,554         4,554
                              -----        ---------     ---------
Balance, December 31, 2002    $ 100        $ 141,506     $ 141,606
                              =====        =========     =========

See accompanying independent auditor's report and notes to financial statements

MCCOY BUSINESS SERVICES

STATEMENTS OF CASH FLOWS


                                                  Year ended December 31
                                                    2002             2001
Cash Flows From Operating Activities
 Net income (loss)                                    $  4,554   $ (28,312)
 Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
   Depreciation                                          9,227       7,775
   Deferred income taxes                                 9,361       4,430
   Loss on sale of investments                               -      15,512
 Change in operating assets and liabilities:
  Accounts receivable                                  (25,828)     (4,830)
  Accounts payable                                       5,553       8,340
  Accrued expenses                                      11,679     (22,465)
                                                      --------   ---------
   Total adjustments                                     9,992       8,762
                                                      --------   ---------
   Net cash provided by (used in) operating activities  14,546     (19,550)


Cash Flows From Investing Activities
  Purchase of fixed assets                             (15,423)    (31,890)
  Proceeds from sale of investments                     -           45,673
                                                      --------   ---------
   Net cash provided by (used in) investing activities (15,423)     13,783

Cash Flows From Financing Activities
 Net activity from related party                       (42,471)     57,960
                                                      --------   ---------
   Net cash provided by (used in) financing activities (42,471)     57,960
                                                      --------   ---------
Net Increase (Decrease) in Cash                        (43,348)     52,193

Cash, Beginning of Year                                125,167      72,974
                                                      --------   ---------
Cash, End of Year                                     $ 81,819   $ 125,167
                                                      ========   =========

See accompanying independent auditor's report and notes to financial statements

MCCOY BUSINESS SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 and 2001


NOTE A--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Business: McCoy's Business Services, Inc. (the Company) is located in Louisville, Kentucky and primarily operates two divisions. (Effective December 10, 2003, the Company changed its name to McCoy Financial Services, Inc.) McCoy Business Services (McCoy Business) provides medical transcription services to medical practitioners. McCoy Financial Services (McCoy Financial) provides a wide range of financial services primarily focused at individual customers.

Basis of Presentation: In 2003, the tangible assets of McCoy Business were acquired by Omni Medical Services, Inc. (Omni) (See Note G). Accordingly, the financial statements presented are for the McCoy Business division only. Effective January 1, 2002, the Company began to separately account for the two operating divisions. Accordingly, no allocation of accounts was necessary in 2002. Prior to this time, the Company had not separately accounted for these two divisions. Therefore, management has specifically identified accounts directly related to McCoy Business for purposes of these financial statements. Overhead expenses were shared by the two divisions and have been allocated evenly between the divisions, which is management's best estimate. The Company also had a coffee shop operation during 2001, which was accounted for separately. Therefore, it is not included in these financial statements.


NOTE B--BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates: Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Accounts Receivable: McCoy Business grants credit to its customers, generally without collateral. McCoy Business considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Property and Equipment: Property and equipment are carried at cost and are being depreciated on a straight-line basis over the estimated useful lives of the assets, which range from 5 to 7 years.

Statement of Cash Flows: For purposes of the statement of cash flows, McCoy Business considers all short-term investments with a maturity of three months or less to be cash equivalents. Cash paid by the Company as a whole for taxes was $3,680 and $6,737 for the years ended December 31, 2002 and 2001, respectively.

Concentration of Credit Risk: McCoy Business maintains cash balances at a local bank. The cash account is insured by FDIC up to $100,000. Cash balances did not exceed insured limits in both years ended December 31, 2002 and 2001.

Revenue Recognition: Revenue is recognized at the time when the services are performed.



Continued

MCCOY BUSINESS SERVICES

December 31, 2002 and 2001


NOTE B--BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--
  CONTINUED

Advertising Costs: McCoy Business expenses advertising as incurred. Advertising expense was $2,798 and $3,616 for the years ended December 31, 2002 and 2001, respectively.

Income Taxes: Deferred taxes are provided for temporary differences in reporting certain transactions for financial and tax purposes, principally relating to differences in accounting for transactions on the accrual basis versus the cash basis and depreciation of fixed assets.


NOTE C--INCOME TAXES

As previously discussed, McCoy Business is a division of the Company. Therefore, their results of operations combined with the total Company operations determine the tax position of the Company as a whole. For purposes of these financial statements, the tax provision for McCoy Business has been calculated on a stand alone basis. Significant components of McCoy Business' net deferred tax assets (liability) as of December 31 are as follows:

                                                    2002           2001

Deferred tax assets (liabilities):
 Tax over book depreciation                          $ (8,233) $  (4,971)
 Cash to accrual (cash basis taxpayer)                (25,020)   (18,921)
                                                     --------  ---------
   Net deferred tax assets (liabilities)             $(33,253) $ (23,892)
                                                     ========  =========

The significant components of income tax expense (benefit) are as follows:

   Current:
      Federal                                        $ (1,640) $  (6,876)
      State                                              (456)    (1,763)
   Deferred                                             9,361      4,430
                                                     --------  ---------
                                                     $  7,265  $  (4,209)
                                                     ========  =========

NOTE D--COMMITMENTS

McCoy Business leases its operating facility under an operating lease agreement. Total rental expense was approximately $22,800 and $8,100 for the years ended December 31, 2002 and 2001, respectively. McCoy Business is responsible for real estate taxes, insurance, utilities and maintenance of the property. The lease was personally guaranteed by the stockholder. As part of the asset purchase agreement (see Note G), the lease obligation was assumed by Omni Medical Services, Inc.





Continued

MCCOY BUSINESS SERVICES

December 31, 2002 and 2001


NOTE D--COMMITMENTS--CONTINUED

Future minimum rental payments under the lease as of December 31, 2002 are as follows:

      2003                                          $   22,517
      2004                                              22,517
      2005                                              22,517
                                                    ----------
                                                    $   67,551
                                                    ==========

NOTE--RELATED PARTY

The due to/from related party relates primarily to amounts resulting from the allocation of expenses between McCoy Business and McCoy Financial.

As discussed in Note A, the Company had a previous coffee shop operation. McCoy Business had advanced funds to this operation. During 2001, the coffee shop was sold and the outstanding advances due to McCoy Business of $58,691 were deemed uncollectible and charged to bad debt expense.


NOTE F--RETIREMENT PLAN

The Company has a defined contribution retirement plan that covers substantially all employees, including those of McCoy Business. The plan also contains a deferred-salary arrangement under a Simple IRA. Under the deferred-salary arrangement, employees can contribute up to $7,000 for 2002 and $6,500 for 2001. Company may match up to the first 3% of the gross pay. All contributions are required per the plan adopted by the employer under IRS 5304-Simple. Contributions paid to the plans and charged to operations amounted to $1,378 for 2002 and $1,997 for 2001.


NOTE G--SUBSEQUENT EVENT

Effective December 1, 2003, McCoy Business was acquired in an asset purchase agreement by Omni Medical Services, Inc., (Omni) a corporation based in South Dakota. Omni agreed to purchase the tangible assets related to and used in the operation of the business related to medical transcription services, and all existing contracts and proposals with all of McCoy Business' medical transcription clients. In connection with the agreement, a covenant not to compete for a period of two years and a twenty-four month employment agreement to assist in the transition of the business were both entered with the owner of McCoy Business.

The total purchase price under the agreement was $360,000. The purchase price of the acquisition has been allocated based on the fair value of all identifiable assets at the date of acquisition. The purchase price exceeded the fair value of the identifiable assets by $60,000.




Continued

MCCOY BUSINESS SERVICES

December 31, 2002 and 2001


NOTE--SUBSEQUENT EVENT--CONTINUED

The purchase price allocation for this acquisition was as follows:

          Equipment, furniture and other depreciable assets    $     60,000
          Non-competition agreement                                 240,000
          Goodwill                                                   60,000
                                                               ------------
                                                               $    360,000
                                                               ============

The acquisition was for $120,000 in cash with the remaining balance of $240,000 to be paid in eight quarterly installments of $30,000 subject to certain earn-out provisions.

            INTERIM FINANCIAL STATEMENTS (UNAUDITED)

Carpenter, Mountjoy & Bressler [letterhead]




INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION



To the Stockholder of
McCoy Business Services
Louisville, Kentucky

Our report on our audit of the basic financial statements of McCoy Business Services, a division of McCoy's Business Services, Inc. for 2002 and 2001 appears on page 1. That audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The balance sheet as of September 30, 2003, the statements of operations and cash flows for the periods ended September 30, 2003 and 2002 and the applicable footnotes for these statements on pages 11 through 15 are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements and, accordingly, we express no opinion on them.


/s/Carpenter, Mountjoy & Bressler

Louisville, Kentucky
January 15, 2003

MCCOY BUSINESS SERVICES

BALANCE SHEETS


                                               September 30      December 31
                                                    2003             2002
ASSETS                                          (Unaudited)
Current Assets
 Cash and equivalents                              $    45,253   $   81,819
 Accounts receivable                                    79,303       88,982
 Prepaid expenses                                        4,577            -
 Due from related party                                  7,374            -
                                                   -----------   ----------
   Total current assets                                136,507      170,801

Property, Plant & Equipment
 Office furniture and fixtures                          11,268       11,268
 Medical equipment                                      90,031       60,100
                                                   -----------   ----------
                                                       101,299       71,368
 Less accumulated depreciation                          25,383       17,002
                                                   -----------   ----------
                                                        75,916       54,366
                                                   -----------   ----------
                                                   $   212,423   $  225,167
                                                   ===========   ==========


LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
 Accounts payable                                  $    37,398   $   19,775
 Deferred income taxes                                  22,799       25,020
 Accrued expenses                                        5,039       24,645
 Due to related party                                   -             5,888
                                                   -----------   ----------
   Total current liabilities                            65,236       75,328
                                                   -----------   ----------
Deferred Income Taxes                                    8,934        8,233

Stockholder's Equity
 Common stock, no par value, 2,000 shares
  authorized, 100 shares issued and outstanding            100          100
 Retained earnings                                     138,153      141,506
                                                   -----------   ----------
                                                       138,253      141,606
                                                   -----------   ----------
                                                   $   212,423   $  225,167
                                                   ===========   ==========

See accompanying notes to interim
 financial statements (unaudited)

MCCOY BUSINESS SERVICES

STATEMENTS OF OPERATIONS

(Unaudited)
                                               Nine months ended September 30
                                                    2003             2002
Revenue                                              $ 476,095   $  514,507

Expenses
 Contract transcription                                250,811      266,929
 Salaries and wages                                    118,437      108,929
 Employee benefits                                      18,963       20,085
 Auto reimbursement and courier                         14,266       16,485
 Taxes                                                   9,942        9,015
 Other general and administrative                       68,839       87,941
                                                      --------   ----------
   Total expenses                                      481,258      509,384
                                                      --------   ----------
   Income (loss) from operations                        (5,163)       5,123

   Other income (expense)                                   77          255
                                                      --------   ----------
   Income (loss) before income taxes                    (5,086)       5,378

   Income tax expense (benefit)                         (1,733)      11,397
                                                      --------   ----------
     Net Loss                                         $ (3,353)  $   (6,019)
                                                      ========   ==========

See accompanying notes to interim
 financial statements (unaudited)

MCCOY BUSINESS SERVICES

STATEMENTS OF CASH FLOWS

(Unaudited)
                                               Nine months ended September 30
                                                    2003             2002
Cash Flows From Operating Activities
 Net loss                                             $ (3,353)    $ (6,019)
 Adjustments to reconcile net loss to net
  cash provided by (used in) operating activities:
   Depreciation                                          8,381        6,678
   Deferred income tax                                  (1,520)      19,941
 Change in operating assets and liabilities:
  Accounts receivable                                    9,679      (53,653)
  Accounts payable                                      17,623        6,398
  Prepaid expenses                                      (4,577)           -
  Accrued expenses                                     (19,606)      (9,224)
                                                      --------     --------
   Total adjustments                                     9,980      (29,860)
                                                      --------     --------
   Net cash provided by (used in) operating activities   6,627      (35,879)


Cash Flows From Investing Activities
 Purchase of fixed assets                              (29,931)     (15,423)
                                                      --------     --------
   Net cash used in investing activities               (29,931)     (15,423)


Cash Flows From Financing Activities
 Net activity from related party                       (13,262)     (17,996)
                                                      --------     --------
   Net cash used in investing activities               (13,262)     (17,996)
                                                      --------     --------

Net Decrease in Cash                                   (36,566)     (69,298)

Cash, Beginning of Year                                 81,819      125,167
                                                      --------     --------
Cash, End of Year                                     $ 45,253     $ 55,869
                                                      ========     ========

See accompanying notes to interim
 financial statements (unaudited)

MCCOY BUSINESS SERVICES

NOTES TO INTERIM FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2003


NOTE A--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Business: McCoy's Business Services, Inc. is located in Louisville, Kentucky and primarily operates two divisions. (Effective December 10, 2003, the Company changed its name to McCoy Financial Services, Inc.) McCoy Business Services (McCoy Business) provides medical transcription services to medical practitioners. McCoy Financial Services (McCoy Financial) provides a wide range of financial services primarily focused at individual customers.

Basis of Presentation: The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. McCoy Business Services' business is generally not subject to seasonal variations. Operating results for the nine-month period ended September 30, 2003, are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

In 2003, the tangible assets of McCoy Business were acquired by Omni Medical Services, Inc. (Omni) (See Note B). Accordingly, the financial statements presented are for the McCoy Business division only. Effective January 1, 2002, the Company began to separately account for the two operating divisions. Accordingly, no allocation of accounts was necessary in the preparation of the interim financial statements.

For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 2002, included on pages 2-9.


NOTE B--SUBSEQUENT EVENT

Effective December 1, 2003, McCoy Business was acquired in an asset purchase agreement by Omni Medical Services, Inc., (Omni) a corporation based in South Dakota. Omni agreed to purchase the tangible assets related to and used in the operation of the business related to medical transcription services, and all existing contracts and proposals with all of McCoy Business' medical transcription clients. In connection with the agreement, a covenant not to compete for a period of two years and a twenty-four month employment agreement to assist in the transition of the business were both entered with the owner of McCoy Business.

The total purchase price under the agreement was $360,000. The purchase price of the acquisition has been allocated based on the fair value of all identifiable assets at the date of acquisition. The purchase price exceeded the fair value of the identifiable assets by $60,000.


Continued

MCCOY BUSINESS SERVICES

NOTE B--SUBSEQUENT EVENT--CONTINUED

The purchase price allocation for this acquisition was as follows:

          Equipment, furniture and other depreciable assets     $ 60,000
          Non-competition agreement                              240,000
          Goodwill                                                60,000
                                                                --------
                                                                $360,000
                                                                ========

The acquisition was for $120,000 in cash with the remaining balance of $240,000 to be paid in eight quarterly installments of $30,000 subject to certain earn-out provisions.

          (b)  Pro Forma Financial Information.

                   OMNI MEDICAL HOLDINGS, INC.
      UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Effective December 1, 2003, Omni Medical Holdings, Inc. ("OMH"), through its wholly-owned subsidiary, Omni Medical Services, Inc., ("OMS"), completed an asset purchase agreement with McCoy Business Services, Inc. ("McCoy"), a corporation based in the state of Kentucky and a provider of medical transcription services. The aggregate purchase price was $360,000 including $120,000 payable at closing, and $240,000 payable in eight equal quarterly installments beginning on February 29, 2004. The $240,000 quarterly payments are subject to an earn-out provision to be calculated based on the amount by which revenues for each quarter are greater or less than a baseline amount.

The accompanying unaudited pro forma consolidated statements of operations for the year ended March 31, 2003 and the six months ended September 30, 2003, give effect to the asset purchase agreement as if it had been consummated on April 1, 2002. The unaudited pro forma consolidated statements of operations do not purport to be indicative of the results of operation that actually would have occurred had the transactions been consummated on April 1, 2002 or 2003, or to project the Company's financial operations to any future period. The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2003 gives effect to the asset purchase agreement as of that date.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company, as well as those of McCoy Business Services, Inc.

           OMNI MEDICAL HOLDINGS INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA  CONSOLIDATED BALANCE SHEET
                        SEPTEMBER 30, 2003

                                           Historical    Pro Forma
                                         Omni Medical   Adjustments
                                         Holdings, Inc. (See Note 2) Pro Forma
                                         -------------- ------------ ---------
Assets

Current assets:
  Cash                                  $   27,912    $  (27,912)A   $      0
  Accounts Receivable                      230,215                    230,215
  Prepaid assets                             6,654             0        6,654
                                        ----------    ----------     --------
    Total current assets                   264,781       (27,912)     236,869

Property and equipment, net                214,695        76,243 A    290,938
Deferred financing costs                    25,000                     25,000
Goodwill                                    36,000                     36,000
Intangible assets                          314,114       300,000 A    614,114
                                        ----------    ----------     --------
    Total assets                        $  854,590    $  348,331   $1,202,921
                                        ==========    ==========   ==========
Liabilities and shareholders' equity

Current liabilities:
  Accounts payable                      $   85,837    $            $   85,837
  Accrued expenses                          36,446        92,088 A    128,534
  Notes payable, current portion           473,991       128,122 A    602,113
                                        ----------   -----------   ----------
     Total current liabilities             596,274       220,210      816,484

Note payable, net of current portion       147,228       128,121 A    275,349
                                        ----------   -----------   ----------
     Total liabilities                     743,502       348,331    1,091,833
                                        ----------   -----------   ----------
Minority Interest                           20,482             -       20,482

Shareholders' equity:
   Common stock                             10,761                     10,761
   Common stock to be issued                 4,147                      4,147
   Additional paid-in capital            1,629,005                  1,629,005
   Deferred compensation expense           (35,105)                   (35,105)
   Accumulated deficit                  (1,518,202)                (1,518,202)
                                       -----------   -----------   ----------
      Total shareholders' equity            90,606             -       90,606
                                       -----------   -----------   ----------
      Total liabilities and
      shareholders' equity             $   854,590   $   348,331   $1,202,921
                                         ===========  ===========  ==========
See the accompanying notes to the unaudited pro forma financial statements.

           OMNI MEDICAL HOLDINGS INC. AND SUBSIDIARIES
    UNAUDITED PRO FORMA  CONSOLIDATED STATEMENT OF OPERATIONS

                FOR THE YEAR ENDED MARCH 31, 2003

                        Historical                    Pro Forma
                       Omni Medical  McCoy Business  Adjustments  Consolidated
                      Holdings, Inc.  Services, Inc. (See Note 2)   Pro Forma
                      -------------- --------------  -----------  -----------
Revenues                   $  96,462      $ 675,194   $           $   771,656
Cost of sales                      0        477,873                   477,873
                           ---------      ---------   ----------  -----------
Gross profit                  96,462        197,321            0      293,783

General and
administrative expenses      230,031        185,810       90,000 B    505,841
                           ---------     ----------   ----------  -----------
Loss from operations        (133,569)        11,511      (90,000)    (212,058)

Other income (expense):
Interest income               28,627            308                    28,935
Interest expense             (11,879)             -      (12,000)C    (23,879)
                           ---------     ----------   ----------  -----------
                              16,748            308      (12,000)       5,056
Net loss continuing
operations                  (116,821)        11,819     (102,000)    (207,002)

Loss from discontinued
operations                  (386,361)             0                  (386,361)
                           ---------     ----------   ----------  -----------
Net loss                   $(503,182)    $   11,819   $ (102,000) $  (593,363)
                           =========     ==========   ==========  ===========
Loss per share basic
and diluted:
Continuing operations      $   (0.01)    $        -               $     (0.01)
Discontinued operations        (0.02)                                   (0.02)
                           ---------     ----------               -----------
                           $   (0.03)    $        -               $     (0.03)
Weighted average number
of common shares
outstanding                                                         19,730,921

See the accompanying notes to the unaudited pro forma financial statements

           OMNI MEDICAL HOLDINGS INC. AND SUBSIDIARIES
    UNAUDITED PRO FORMA  CONSOLIDATED STATEMENT OF OPERATIONS
           FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2003

                        Historical                   Pro Forma
                       Omni Medical  McCoy Business  Adjustments  Consolidated
                      Holdings, Inc. Services, Inc. (See Note 2)  Pro Forma
                      -------------- -------------- -----------  -----------
Revenues                $ 379,839     $ 317,397       $           $   697,236
Cost of sales             204,474       238,269                       442,744
                        ---------     ---------       ----------  -----------
Gross profit              175,365        79,127                -      254,492

General and
administrative expenses   312,949        82,569           45,000 B    440,519
                        ---------     ---------       ----------  -----------
Loss from operations     (137,584)       (3,442)         (45,000)    (186,026)

Other income (expense):
Interest income               260            51                           311
Interest expense          (17,978)            0           (6,000)C    (23,978)
                        ---------     ---------       ----------  -----------
                          (17,718)           51           (6,000)     (23,667)

Minority interest           3,402             0                         3,402

Net loss continuing
operations               (151,900)       (3,391)         (51,000)    (206,291)

Loss from discontinued
operations                (33,736)            0                       (33,736)
                        ---------    ----------       ----------  -----------
Net loss                $(185,636)   $   (3,391)      $  (51,000) $  (240,027)
                        =========    ==========       ==========  ===========
Loss per share basic
and diluted:
Continuing operations   $   (0.01)   $        -                   $     (0.01)
Discontinued operations         -             -                             -
                        ---------    ----------                   -----------
                        $   (0.01)   $                            $     (0.01)
                        =========    ==========                   ===========
Weighted average
number of common
shares outstanding                                                 14,420,323

See the accompanying notes to the unaudited pro forma financial statements

                   OMNI MEDICAL HOLDINS, INC.

  NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


1.  Description of the transaction:

Effective December 1, 2003, Omni Medical Holdings, Inc. ("OMH"), through its wholly-owned subsidiary, Omni Medical Services, Inc., ("OMS"), completed an asset purchase agreement with McCoy Business Services, Inc. ("McCoy"), a corporation based in the state of Kentucky and a provider of medical transcription services. The aggregate purchase price was $360,000 including $120,000 payable at closing, and $240,000 payable in eight equal quarterly installments beginning on February 29, 2004. The $240,000 quarterly payments are subject to an earn-out provision to be calculated based on the amount by which revenues for each quarter are greater or less than a baseline amount. The estimated fair values of the assets acquired as of December 1, 2003 are as
follows:  furniture and equipment, $60,000, intangible assets   covenant not
to compete, customer list and trade name, $2400,000. A supplemental agreement was signed concurrent with the asset purchase agreement, whereby OMS agreed to purchase additional assets that were not included in the original agreement for $16,243.35, payable in eight quarterly installments beginning February 29, 2004.

2.   Description of the pro forma adjustments:

  (a) To record OMS' purchase of the tangible and intangible assets from McCoy and the associated debt

  (b) To record the amortization of the intangible assets acquired from the McCoy purchase over the estimated useful lives of the assets

  (c) To record the interest expense incurred due to the debt obligation of the McCoy purchase

3.   Discontinued operations:

The historical information presented for Omni Medical Holdings, Inc. for the year ended March 31, 2003 has been retroactively restated to reflect the May 1, 2003 disposition of a wholly-owned subsidiary as discontinued operations.

4.   Difference in periods presented:

The Company's fiscal yearend is March 31. McCoy's fiscal yearend prior to the acquisition was December 31. For purposes of the proforma financial statements, McCoy's historical operating results for the year ended March 31, 2003 represent McCoy's operating results for the year ended December 31, 2002.

5.   Income taxes

McCoy's results of operations for the year ended December 31, 2002 included income tax expense. The proforma financial statements do not reflect the income tax expense due to the net operating losses generated from Omni Medical Holdings, Inc. as of March 31, 2003.

          (c) Exhibits.

Exhibit
Number                   Description
------                   -----------

  10.1                   Asset Purchase Agreement
                         Exhibit A-Asset List
                         Exhibit B-Customer List
                         Exhibit C-Employment Agreement

  10.2                   Promissory Note
                         Security Agreement
                         Bill of Sale and Assumption Agreement
                         Covenant Not to Compete

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OMNI MEDICAL HOLDINGS, INC.



Date: 3/1/04                              By /s/ Arthur D. Lyons
      ------                              ------------------------
                                          Arthur D. Lyons
                                          Director and President